Exhibit 2.6

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) is made as of September 10, 2019, by and between EV Properties, L.P., a Delaware limited partnership (“Seller”) and BCE-Mach II LLC, a Delaware limited liability company (“Buyer”).  Seller and Buyer are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”  Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Purchase Agreement (as hereinafter defined).

WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement dated July 12, 2019 (as amended by this Amendment, the “Purchase Agreement”); and

WHEREAS, the Parties desire to amend the Purchase Agreement and to memorialize certain mutual agreements relating to certain transactions contemplated by the Purchase Agreement, as more specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Exhibit B of the Purchase Agreement. Exhibit B to the Purchase Agreement is hereby deleted in its entirety and replaced with the Exhibit B attached hereto as Annex I.
2. Amendment to Schedule 14(h) of the Purchase Agreement. Schedule 14(h) to the Purchase Agreement is hereby deleted in its entirety and replaced with the Schedule 14(h) attached hereto as Annex II.

3. Amendment to Schedule 14(n) of the Purchase Agreement. Schedule 14(n) to the Purchase Agreement is hereby deleted in its entirety and replaced with the Schedule 14(n) attached hereto as Annex III.
4. Amendment to Section 7(a) of the Purchase Agreement. Section 7(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“From and after the Closing, but without limiting Buyer’s right to indemnification under Section 8, Buyer shall assume and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and liabilities of Seller with respect to the Assets, regardless of whether such obligations or liabilities arose prior to, on or after the Effective Time, including, without limitation, any and all obligations or liabilities relating to the failure to post the replacement Credit Support (the “Specified Credit Support”) on or before the Closing, Imbalances, suspense funds and plugging and abandonment obligations attributable to the Assets, Environmental Liabilities and all decommissioning liabilities, and including any and all Asset Taxes (all of said obligations and liabilities, herein being referred to as the “Assumed Obligations”); provided,  however, that the Assumed Obligations do not include and Buyer does not assume any Specified Obligations.”

5. Amendment to clause (f) of Section 18 of the Purchase Agreement.  Clause (f) of Section 18 to the Purchase Agreement is hereby deleted in its entirety and replaced with “Buyer shall endeavor in good faith to obtain the Specified Credit Support as promptly as practicable following the Closing, and shall provide Seller with evidence of the posting of such Specified Credit Support promptly following the posting thereof.”

6. Compliance with the Purchase Agreement.  The Parties acknowledge that this Amendment complies with the requirements to alter or amend the Purchase Agreement, as stated in Section 21(c) of the Purchase Agreement.  The Purchase Agreement, as amended herein, is ratified and confirmed, and all other terms and conditions of the Purchase Agreement not modified by this the Amendment shall remain in full force and effect.  All references to the Purchase Agreement shall be considered to be references to the Purchase Agreement as modified by this Amendment.

7. Incorporation. The Parties acknowledge that this Amendment shall be governed by the terms of Section 21 of the Purchase Agreement and such provisions shall be incorporated herein, mutatis mutandis.

8. Counterparts.  This Amendment may be executed in one (1) or more counterparts, each of which will be deemed an original and all of which together shall constitute the same agreement, and any signature hereto delivered by a Party by electronic transmission (e.g., email) shall be deemed an original signature hereto for all purposes.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

seller:

EV PROPERTIES, L.P.

By: EV Properties GP, LLC, its general partner

By: /s/ MICHAEL E. MERCER_______________

Michael E. Mercer

President and Chief Executive Officer

buyer:

BCE-MACH II LLC

By:BCE-Mach Holdings II LLC, its sole member

By:Bayou City Energy III, L.P., its sole member

By:Bayou City Energy GP III, L.P., its general partner

By:BCE Associates LLC, its general partner

By: /s/ WILLIAM MCMULLEN_______________

Name:William McMullen

Title:Managing Partner

[Signature Page to the First Amendment to the Purchase and Sale Agreement]